EXHIBIT 10.3


                            Asset Purchase Agreement
                                     between
                               Junghans UK Limited
                                       and
                                Fossil (UK) Ltd.


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                            ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this "Agreement"), dated as of August ___, 1999 is made by and between Junghans UK Limited, a United Kingdom corporation ("Seller"), and Fossil (UK) Ltd., a United Kingdom corporation ("Purchaser").

                                   WITNESSETH:

WHEREAS, Seller desires to sell, and Purchaser desires to purchase, certain of Seller's assets relating to its business (the "Business"), on the terms and subject to the conditions and limitations set forth herein.

NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants contained in this Agreement, and on the terms and subject to the conditions herein set forth, the parties hereto agree as follows:

                           Article 1 Purchase and Sale

1.1 Sale and Purchase of Assets. Subject to and upon the terms and conditions contained herein, at the Closing (as defined below), Seller shall sell, transfer, assign, convey and deliver to Purchaser, and Purchaser shall purchase, accept and acquire from Seller, the following assets that relate to the Business as they exist as of the Closing Date (as defined below), identified in Schedule 1.1 hereto (the "Assets").

1.2 Assumption of Liabilities. The Purchaser assumes the liabilities which are identified in Schedule 1.2.1.

     In  addition,   the  Purchaser  assumes  the  contractual   obligations  as
     identified in Schedule 1.2.2..

     Except the obligations and liabilities as enumerated in Schedule 1.2.1. and
     1.2.2. (the "Assumed Obligations"), Purchaser shall not assume or agree to pay, perform or discharge any liabilities or obligations of Seller, of the Assets or the Business, whether accrued, absolute, contingent or otherwise, including without limitation, liabilities based on or arising out of or in connection with (a) any defects in products sold by Seller, (b) any implied or express warranties relating to such products, or (c) any pension or other benefit liability (except legal obligations -- if existing --)


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                                                                          Page 3

     relating to Seller's employees which may be hired by Purchaser. In addition, Purchaser shall not be obligated to assume or agree to pay, perform or discharge any liabilities or obligations with respect to the Assumed Obligations which arose, or the cause of which arose, prior to the Closing Date.

1.3 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall be deemed to be effective as of September 1, 1999, unless another such date is agreed upon in writing by the parties hereto (the "Closing Date"). The Closing shall take place on the Closing Date at the offices of Seller at 24 Alston Drive, Bradwell Abbey, Milton Keynes MK13 9HA, United Kingdom, or at such other place as shall be mutually agreed to by the parties.

1.4 Purchase Price. Subject to the adjustments contained in this section 1.4, as shown in schedule 1.4 the total purchase price for the Assets (the "Purchase Price") shall be (pound)1,000,000 (Sterling one million) based on the balance sheet as of July 31, 1999. The Purchase Price shall be paid to Seller at closing by wire transfer confirmed by a first class UK bank.

     In addition to the payment of the Purchase Price to Seller, Purchaser also agrees to assume the Assumed Obligations.

     All assets and liabilities -- except fixed assets and warranties - transferred hereunder shall be revalued to their actual value at the Closing Date (August 31, 1999). The amount of net asset value ensuing from such revaluation which is owed by either party to the other party hereto as per August 31, 1999 shall be paid by the respective party within fifteen
     (15) days after the Closing Date. The final balance of assets and liabilities of Junghans UK as of the Closing Date may be audited by the Purchaser or its respective nominees within fifteen (15) days after such date for which the Purchaser shall bear the expense.

1.5 Seller Employees: Noncompetition. Effective as of the Closing Date, Purchaser shall offer employment to the employees of Seller listed on
     Schedule 1.5 (the "Employees"). If the Employees accept such offers, Purchaser will employ those Employees on terms and conditions not less favorable than those applicable to their employment by Seller prior to the Closing Date. Seller shall not, for a period of at least 18 months following Closing, employ or offer employment to Employees who have accepted Purchaser's offers of employment under this Section 1.5 unless such Employees have received the written consent of Purchaser prior to such offer. Effective as of the Closing, Seller shall release each of the Employees hired by


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                                                                          Page 4

         Purchaser  from  all  non-competition   agreements  relating  to  their
employment with Seller.

1.6 Leases. (a) Effective as of the Closing Date, Seller shall be obligated to cause its sister company Diehl Controls Limited to terminate the existing sub lease agreement with the Seller and assign to Purchaser the lease agreement (the "Lease") for the real property and improvements (the "Real Estate") which is attached as Schedule 1.6. During the period of time beginning on the Closing Date and continuing for one hundred and twenty (120) days thereafter (the "Transition Period"), Purchaser shall provide to Seller and its sister company Diehl Controls Limited reasonable access to the Real Estate for the purposes of (i) removing any properties owned by Diehl Controls Limited from the premises; (ii) allowing Seller to transfer its continuing operations, including all non-Business related records and corporate documentation of Seller, to a new facility; and (iii) allowing the employees of Seller to effect items (i) and (ii) above; provided, however, that any activities conducted under this Section 1.6 (b) shall not substantially hinder the operations of Purchaser.

1.7 Seller's Instruments of Transfer: Further Assurances. In order to consummate the transactions contemplated by this Agreement, the following documents shall be delivered by Seller to Purchaser at the
         Closing:

         (a)      a Bill of Sale covering the Assets;

         (b) an assignment of the Lease for the Real Estate to Purchaser, executed and delivered by Seller;

         (c) written instruments evidencing all consents necessary for Seller to consummate the transaction contemplated hereby, including consents relating to the assignment of the Lease of the Real Estate and the assignment of the Assumed Contracts;

         (d) a certificate duly executed by the President of Seller that certifies the due adoption by the Board of Directors of Seller of corporate resolutions, which shall be attached to such certificate, authorizing the transactions and the execution and delivery of this Agreement and the other agreements and documents contemplated hereby and the taking of all actions contemplated by this Agreement and such other agreement and documents.

         (e) original copies of all Assumed Contracts and all amendments, supplements or modifications thereto; together with original written assignments thereof to Purchaser, where applicable;


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         (f)      all of Seller's business records to the  extent  such  records constitute a part of the Assets;

         (g)      possession of the Assets.

         At the Closing, and at all times thereafter as may be necessary, Seller shall execute and deliver to Purchaser such other instruments of transfer as shall be reasonably necessary or appropriate to vest in Purchaser good and indefeasible title to the Assets and to comply with the purposes and intent of this Agreement.

1.8 Purchaser's Instruments of Transfer: Further Assurances. In order to consummate the transactions contemplated by this Agreement, Purchaser shall deliver to Seller at the Closing the Purchase Price, in cash or by wire transfer confirmed by first class UK bank of immediately available funds. At the Closing, and at all times thereafter as may be reasonably necessary, Purchaser shall execute and deliver to Seller such other instruments as shall be reasonably necessary or appropriate to comply with the purposes and intent of this Agreement.

1.9 Certain Contracts. Notwithstanding any other provision of this Agreement, to the extent that the assignment by Seller of any Assumed Contract to be assigned hereunder shall require the consent or approval of another party thereto, the consummation of the transactions contemplated by this Agreement shall not constitute an assignment or an attempted assignment thereof if such assignment or attempted assignment would constitute a breach thereof. Seller shall obtain the written consent or approval to the assignment to the Purchaser of each such Assumed Contract with respect to which such consent is required for such assignment.

              Article 2 Representations and Warranties of Purchaser

Purchaser represents and warrants that the following are true and correct as of the date of this Agreement and will be true and correct through the Closing Date as if made on that date:

2.1 Incorporation and Good Standing. Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the United Kingdom, with all requisite power and authority to carry on the business in which it is engaged, to own the properties it owns and to execute and delivery this Agreement and to consummate the transactions contemplated hereby.

2.2 Authorization and Validity. The execution, delivery and performance of this Agreement and the other agreements contemplated hereby by Purchaser and the


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                                                                          Page 6

         consummation of the transactions contemplated hereby and thereby, have been duly authorized by Purchaser. This Agreement has been and each other agreement contemplated hereby will be prior to Closing duly executed and delivered by Purchaser and this Agreement constitutes and each agreement contemplated hereby will constitute legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms.

2.3 No Violation. Neither the execution and performance of this Agreement or the other agreements contemplated hereby, nor the consummation of the transactions contemplated hereby or thereby, will (a) conflict with, or result in a breach of the terms, conditions and provisions of, or constitute a default under, the Certificate of Incorporation or Bylaws of Purchaser or any agreement or other instrument under which Purchaser is bound, or (b) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over Purchaser or the properties or assets of Purchaser.

2.4 Consents and Regulatory Compliance. No authorization, consent, approval, permit or license of, or filing with, any governmental or public body or authority, any lender or lessor or any other person or entity is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement or the agreements contemplated hereby on the part of Purchaser.

2.5 Finders' Fee. Purchaser has not incurred any obligation for any finder's, broker's or agent's fee in connection with the transactions contemplated hereby in a manner that will result in liability on the part of Seller.

               Article 3 Representations and Warranties of Seller

Seller represents and warrants that the following are true and correct as of the date of this Agreement and will be true and correct through the Closing Date as if made on that date:

3.1 Incorporation and Good Standing. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the United Kingdom, with all requisite power and authority to carry on the business in which it is engaged, to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Seller is duly qualified and licensed to do business and is in good standing in all jurisdictions where the nature of its business makes such qualification necessary.


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3.2      Vote Required.  The approval of this  Agreement,  and the  transactions contemplated hereby, by the holders of all of the outstanding shares of Seller's common stock is the only vote of holders of any class or series of the capital stock of Seller required to approve this Agreement, the sale of Assets and the other transactions contemplated hereby.

3.3      Financial Information: Absence of Changes.

          a) The balance sheets and the statements of income as of December 31, 1998 (audited) and as of July 31, 1999 (unaudited) have been prepared as far as the assets and liabilities of the contemplated transaction are concerned in all material respects in accordance with Generally Accepted Accounting Principles consistently applied by Seller throughout the periods indicated. All financial information provided to Purchaser by Seller in connection with the transactions contemplated by this Agreement, including the financial statements of Seller is true, correct and complete and fairly reflects the financial condition and results of operations of Seller as of the dates and for the periods indicated in all material respects.

          b)   No changes. Since July 31, 1999, there has not been any

               (i) transaction by Seller except in the ordinary course of business;

               (ii) material   adverse   change  in  the  financial   condition,
                    liabilities, assets business or prospect of Seller;

               (iii) changes in accounting methods or practices by Seller;

               (iv) material,  non-scheduled,  increase  in the  salary or other compensation payable or to become payable by Seller to any of its employees, directors or officers.

3.4      Assets: Title: Leased Assets.

         (a) Real Property. Seller owns no real property. The only real property leased to Seller is the Real Estate, and the Lease is a true and correct copy of the lease agreement for the Real Estate.

         (b) Accounts Receivable. Schedule 1.1 sets forth a complete and accurate schedule of the accounts receivable of Seller as of July 31 1999, as reflected in the balance sheet as of the date, together with an accurate aging of these accounts.

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                  These accounts receivable,  and all accounts receivable of the
                  Seller created after that date, arose from valid sales in Seller's ordinary course of business.

         (c)     Assumed  Contracts.  Each Assumed  Contract  attached hereto as
                 Schedule 1.2.2 is a true and correct copy thereof.

         (d) Title. Except as set forth on Schedule 3.4(d), Seller owns the Assets (not including those Assets that are leased by Seller as of the date of this Agreement), free and clear of all liens, claims and encumbrances. Upon consummation of the transactions contemplated hereby and receipt of the required consents, Purchaser shall receive good, valid and marketable title to the Assets, and will be entitled to use all of the Assets that are currently leased to Seller, including the Real Estate, as lessee, free and clear of all liens, claims and encumbrances, other than statutory landlord liens on the leased Real Estate.

         (e) Software. Purchaser has a valid right and license to use all software currently utilized in the conduct of Business, and such software is adequate for the proper conduct of Business.

3.5 Commitments. Seller has not received notice of any plan or intention of any of its customers or suppliers to exercise any right to cancel or terminate any present arrangement or agreement with Seller as a result of the transactions contemplated by this Agreement, and Seller does not know of any fact that would justify the exercise of such right. Seller does not currently contemplate, nor have reason to believe any other person or entity currently contemplates, any amendment or change to any arrangement or agreement. None of the customers or suppliers of Seller has refused, or communicated that it will or may refuse to purchase or supply goods or services, as the case may be, or has communicated that it will or may substantially reduce the amounts of goods or services that it is willing to purchase from, or sell to, Seller as a result of the transactions contemplated by this Agreement.

3.6 Insurance. All the insurable properties of Seller are insured for their respective benefit under valid and enforceable policies, issued by insurers of recognized responsibility in amounts and against such risks and losses as is customary in Seller's industry. True, complete and correct copies of all such policies as they relate to the Assets have been made available to Purchaser prior to the date hereof. Seller will maintain such insurance until the Closing Date, after which time Seller shall provide written notice to Purchaser of the elimination of such insurance.

3.7 No Violation. Neither the execution and performance of this Agreement or the agreements contemplated hereby nor the consummation of the transactions


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                                                                          Page 9

         contemplated hereby or thereby will (a) materially conflict with, or result in a breach of the terms, conditions and provisions of, or constitute a default under, the Articles of Incorporation or Bylaws of Seller or any agreement or other instrument under which Seller is bound or to which any of the Assets are subject, or result in the creation of imposition of any lien, charge or encumbrance upon any of the Assets, or (b) materially violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over Seller or the properties or assets of Seller or the Business.

3.8 Taxes. There is no material deficiency or delinquency for the payment of any tax, assessment or governmental charge asserted against Seller with respect to the Real Estate, nor are there any unpaid assessments or taxes or governmental charges, or any deficiency or delinquency in the payment of any of the taxes, assessments or governmental charges of Seller that could be asserted by any taxing authority against the purchaser.

3.9 Consents. Except with respect to the assignment of Seller's current lease for the Real Estate and the assignment of the Assumed Contracts, no authorization, consent, approval, permit or license of, or filing with, any governmental or public body or authority, any lender or lessor or any other person or entity is required to authorize, or is required in connection with the execution, delivery and performance of this Agreement or the agreements contemplated hereby on the part of Seller.

3.10 Compliance with Laws: Regulatory Compliance. There are no existing violations by Seller of any applicable law or regulation that could materially adversely affect the Assets, the Real Estate or the Business. Seller has complied in all material respects with all applicable laws, regulations and licensing requirements, and has filed with the proper authorities, all necessary statements and reports relating to the Business. Seller possesses all necessary licenses, franchises, permits and governmental authorizations to own the Assets and conduct the Business as now conducted.

3.11 Finder's Fees. Seller has not incurred any obligation for any finder's, broker's or agent's fee in connection with the transactions contemplated hereby in a manner that will result in liability on the part of Purchaser.

3.12 Litigation. Seller has not had any legal action or administrative proceeding or investigation instituted or, to the best knowledge of Seller, threatened against or affecting, or that could affect, any of the Assets, the Real Estate or the Business. Seller is not subject to any continuing court or administrative order, writ, injunction or decree applicable to Seller or to the Assets, the Real Estate or the Business.


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3.13     Accuracy  of  Information  Furnished.   All  information  furnished  to
         Purchaser by Seller in this Agreement or in any exhibit, schedule or certificate related to this Agreement is true, correct and complete in all material respects. Such information states all material facts required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements are made, true, correct and complete in all material respects.

3.14 Condition of Assets and Equipment. All of the assets that are tangible property are in the condition as inspected and accepted by the Purchaser during the due diligence review.

3.15 Customers. Seller has provided Purchaser with a complete and accurate list of Seller's customers and suppliers relating to the Business, which is attached hereto as Schedule 3.15.

3.16 Pricing. Seller has provided Purchaser with a complete and accurate list of Seller's standard prices and any applicable discounts by customer name, which is attached hereto as Schedule 3.16.

3.17 Product Warranties. There is no claim against or liability of Seller on account of product warranties or with respect to the manufacture, sale or rental of defective products, and, to the actual knowledge of Seller, there is no basis for any such claim on account of defective products heretofore manufactured, sold or rented.

3.18 Year 2000. To Seller's knowledge, all of Seller's proprietary software included in the Assets is in full compliance with the Year 2000 transition requirements and will be unaffected by the millennium date change.

3.19     Intellectual Property Rights.

         (a) Intellectual Property Rights. Seller owns, or is licensed or otherwise possesses legally sufficient rights to use, all trademarks, trade names, copyrights, and any applications therefor, know-how, trade secrets, computer software programs or applications (in both source code and object code form) and tangible or intangible proprietary information or material that are used or proposed to be used in the Business (the "Intellectual Property Rights") free and clear of all liens, claims and encumbrances.

         (b) Seller has disclosed the Intellectual Property Rights to the extent necessary for Purchaser to practice and utilize such rights in its Business. Schedule 3.19(b) is a true and complete list of Seller's trade secrets, including customer lists and


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                                                                         Page 11

                  computer systems and programs, together with all materials documenting the trade secret to allow Purchaser the full and proper use of the trade secret without reliance on the special knowledge or memory of others.

         (c) Purchaser's use of the Intellectual Property Rights will not infringe upon the rights of any third party.

         (d) To Seller's best knowledge, there has been no breach with respect to any license or right relating to any of the Intellectual Property Rights.

3.20 Employees. Schedule 3.20 sets forth the true and complete terms and conditions of employment of the Employees, including, but not limited to, their salaries, fringe benefits, bonuses and other benefits.

                         Article 4 Purchaser's Covenants

4.1 Consummation of Agreement. Purchaser agrees that on or prior to the Closing, Purchaser agrees to use its best efforts to (i) cause the Board of Directors of Purchaser to authorize all necessary corporate action; and (ii) cause the consummation of the transactions contemplated by this Agreement in accordance with its terms and conditions.

4.2 Retention of Records. Purchaser shall retain all documents, books and records of Seller which Purchaser receives from Seller for a period of three (3) years following the Closing Date. Seller shall be provided an opportunity to retain photostatic copies of those books, records, corporate document. After the Closing, Seller and its representatives shall have reasonable access to all such books, records and documents during normal business hours.

4.3 Employees. On the Closing Date Purchaser shall assume the employment of the Employees who are listed in Schedule 1.5 on the terms and conditions stated in the Employment Contracts with Seller prior to the Closing Date. Effective on the Closing Date, Purchaser shall assume all payroll obligations with respect to the Employees for all pay periods that (i) commenced prior to the Closing Date and (ii) will expire after the Closing Date. The provisions of this Section 4.3 shall inure solely to the benefit of Seller, and no third party (including, without limitation, any Employee) shall be permitted to rely hereon as a third party beneficiary or otherwise.

4.4 Information for Tax Returns. Purchaser shall cooperate with Seller after the Closing Date by providing Seller, without any additional con-sideration but at the expense of


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                                                                         Page 12

         Seller, promptly upon request, such records and other information regarding the Assets, the Real Estate and/or the Business as may reasonably be requested from time to time by Seller in connection with the preparation or audit of its tax returns, and audits, disputes, refund claims or litigation relating thereto. In connection therewith, Purchaser will afford Seller's tax advisors, and such other persons as may be mutually agreed upon, access to books and records relating to the Assets, the Real Estate and the Business; provided. however, that Seller shall cause its tax advisors and such other persons to hold in strict confidence all such information (except as required to be disclosed in connection with such tax returns and audits, disputes, refund claims and litigation relating thereto).

                          Article 5 Seller's Covenants

Seller agrees that on or prior to the Closing:

5.1 Delivery of Assets. Upon payment of purchase price at Closing by the Purchaser according to Section 1.4 above, Seller shall deliver to Purchaser a Bill of Sale, or other appropriate documents, conveying title to the Assets as set forth in Schedule 1.1, free and clear of all liens, security interests, charges and encumbrances.

5.2 Business Operations. Seller shall operate the Business only in the ordinary course, will not introduce any new method of management or operation and Seller shall use its best efforts to preserve the Business intact, to retain its present customers and suppliers so that it will be available to Purchaser after the Closing and to cause consummation of the transactions contemplated by this Agreement in accordance with its terms and conditions. Seller shall not take any action that might reasonably be expected to impair the Assets, the Real Estate or the Businesses without the prior written consent of Purchaser or take or fail to take any action that would cause or permit the representations made in Article 3 hereof to be inaccurate at the time of Closing or preclude Seller from making such representations and warranties at the Closing.

5.3 Material Change. Prior to the Closing, Seller shall promptly inform Purchaser in writing of any material adverse change in the condition of the Assets, the Real Estate or the Business or any event that renders the representations and warranties made in Article 3 to be inaccurate, to the extent such change or event is known to Seller or should reasonably be known to Seller in the ordinary course of its operation of the Assets or the Business. Any such disclosure shall not be deemed a waiver by Purchaser of any representation or warranty of Seller contained in this Agreement.

5.4 Approvals of Third Parties. As soon as practicable after the execution of this Agreement, but in any event prior to the Closing Date, Seller will secure the assignment of the lease for the Real Estate to the Purchaser. For other assets Seller will use its best efforts to secure all necessary approvals, assignments, releases and consents of all third parties and governmental authorities required on the part of Seller for the consummation of and contemplated by this Agreement.

5.5 Hiring Employees. Seller will cooperate with all reasonable requests made by Purchaser for the purpose of allowing Purchaser to hire the Employees.

5.6 Employee Compensation. Except with Purchaser's prior written consent, no increase will be made in the compensation or rate of compensation payable or to become payable to the Employees, and no bonus, profit sharing, retirement, insurance, death, fringe benefit or other extraordinary or indirect compensation shall accrue, be set aside or be paid to, for or on behalf of any such Employees other than as required by presently existing pension, profit sharing, bonus and similar benefit plans as presently constituted, and no agreement or plan other than those now in effect shall be adopted or committed for.

5.7 Contracts. Except with Purchaser's prior written consent, Seller shall not waive any material right or cancel any of the Assumed Contracts, debt or claim relating to the Assets, the Real Estate or the Business, nor will Seller, except in the ordinary course of business, assume or enter into any contract, lease, license, obligation, indebtedness, commitment, purchase or sale relating to the Assets, the Real Estate or the Business.

5.8 Liens. Except with Purchaser's prior written consent, Seller will not enter into or assume any pledge, conditional sale or other title retention agreement, permit any lien, encumbrance or claim of any kind to attach to the Assets, the Real Estate or the Business, whether now owned or hereafter acquired, except for transactions in the usual and ordinary course of business.

5.9 Changes in Inventory. Seller will not alter the physical contents or character of any of its inventory so as to affect the nature of the Business other than normal adjustments in accordance with generally accepted accounting principles and other than as a result of transactions in the ordinary course of business.

5.10 No Disclosure or Negotiation with Others. Seller will prevent the disclosure of any of the terms or conditions of this Agreement to any other person, other than to its employees, legal counsel and accountants, or as otherwise required by law or court order. Additionally, Seller shall not, directly or indirectly, through representatives or otherwise, solicit, entertain, or negotiate with respect to, or in any manner encourage, discuss or consider any offer or proposal to sell the Business, in whole or in part, to any person or entity other than Purchaser or its affiliates, whether directly or indirectly, through purchase, merger, consolidation or otherwise and neither Seller nor any representative of Seller shall provide information relating to the Business to any other person or entity in connection with a possible transaction involving the Business. The foregoing restrictions shall continue only until the Closing. Seller agrees to immediately notify Purchaser in the event of any known contact among Seller or Seller's representative and any other person or entity regarding any such offer or proposal or any related inquiry.

5.11 Information for Tax Returns. Seller shall cooperate with Purchaser after the Closing Date by providing Purchaser, without any additional consideration but at the expense of Purchaser, promptly upon request, such records and other information regarding the Assets, the Real Estate and/or the Business as may reasonably be requested from time to time by Purchaser in connection with the preparation or audit of its tax returns, and audits, disputes, refund claims or litigation relating thereto. In connection therewith, Seller will afford Purchaser's tax advisors, and such other persons as may be mutually agreed upon, access to books and records relating to the Assets, the Real Estate and the Business; provided, however, that Purchaser shall cause its tax advisors and such other persons to hold in strict confidence all such information (except as required to be disclosed in connection with such tax returns and audits, disputes, refund claims and litigation relating thereto).

                   Article 6 Purchaser's Conditions Precedent

     Except as may be waived in writing by Purchaser, the obligations of Purchaser hereunder are subject to the fulfillment by Closing of each of the following conditions:

6.1 Representations and Warranties. The material representations and warranties of Sellers contained herein shall be true and correct by Closing, and Purchaser shall not have discovered any material error, misstatement or omission therein.

6.2 Covenants. Sellers shall have performed and complied with all material covenants and conditions required by this Agreement to be performed and complied with by it prior to the Closing.

6.3  Officer's  Certificate.   Sellers  shall  have  delivered  to  Purchaser  a
     certificate duly executed by Sellers' respective President certifying as to the statements contained in Section 6.1 and Section 6.2 to this Agreement.

6.4 Proceedings. No action, proceeding or order by any court or governmental body or agency or third party shall have been threatened in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated by this Agreement or which would materially affect the ability of the Purchaser to consummate the transactions contemplated by this Agreement.

6.5 Shareholder Approval. Sellers' respective shareholders shall have approved this Agreement and the transactions contemplated hereby.

6.6 No Material Adverse Change. No material, adverse change in the Assets, the Real Estate or the Business shall have occurred after the date hereof and prior to the Closing.

6.7 Instruments of Transfer. Sellers shall have delivered to Purchaser each of those documents enumerated in Section 1.7 of this Agreement.

                     Article 7 Sellers' Conditions Precedent

         Except as may be waived in writing by Sellers, the obligations of Sellers hereunder are subject to the fulfillment at or prior to the Closing of each of the following conditions:

7.1 Representations and Warranties. The representations and warranties of Purchaser contained herein shall be true and correct as of the Closing, subject to any changes contemplated by this Agreement, and Sellers shall not have discovered any error, misstatement or omission therein.


7.2 Covenants. Purchaser shall have performed and complied in all material respects with all covenants or conditions required by this Agreement to be performed and complied with by it prior to the Closing.

7.3 Corporate Approval. The execution and delivery of this Agree- ment by Purchaser, and the performance of its covenants and obligations hereunder, shall have been duly authorized by all necessary corporate and shareholder action, and Purchaser shall have received copies of all resolutions pertaining to that authorization, certified by the secretary of Purchaser.

7.4  Officer's  Certificate.   Purchaser  shall  have  delivered  to  Sellers  a
     certificate duly executed by an officer of Purchaser certifying as to the statements contained in Section 7.1 and Section 7.2 of this Agreement.

7.5 Proceedings. No action, proceeding or order by any court or governmental body or agency or third party shall have been threatened in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions con- templated by this Agreement or which would materially affect the ability of Seller to consummate the transactions contem- plated by this Agreement.

7.6 Instruments of Transfer. Purchaser shall have delivered to Sellers each of those items enumerated in Section 1.8 of this Agreement.

                            Article 8 Indemnification

8.1 Seller's Indemnity. Subject to the terms and conditions of this Article 8, Seller agrees to indemnify, defend and hold Purchaser and its officers, directors, agents, attorneys and affiliates harmless from and against all losses, claims, obligations, demands, assessments, penalties, liability, costs, damages, reasonable attorneys' fees and expenses (collectively "Damages"), asserted against or incurred by Purchaser by reason of or resulting from any of the following:

         (a) A breach by Seller of any representation, warranty or covenant contained herein or in any agreement executed pursuant hereto;

         (b) Any product liability or breach of warranty claims relating to products sold by Seller, and all general liability claims arising out of or relating to occurrences of any nature relating to the Assets, the Real Estate or the Business prior to the Closing, whether any such claims are asserted prior to or after the Closing;

         (c) Any obligation or liability with respect to the Employees arising out of or relating to occurrences of any nature prior to the Closing, whether any such claims are asserted prior to or after the Closing; or

         (d) Any tax filing or return or payment made, or position taken, by Seller which any governmental authority challenges and which results in an assertion of Damages against Purchaser.

8.2 Purchaser's Indemnity. Subject to the terms and conditions of this Article 8, Purchaser agrees to indemnify, defend and hold Seller and its officers, directors, agents, attorneys and affiliates harmless from and against all Damages asserted against or incurred by Seller by reason of or resulting from any of the following:

          (a) A breach by Purchaser of any representation, warranty or cove-nant contained herein or in any agreement executed pursuant hereto;

          (b) Any product liability or breach of warranty claims relating to products sold by Purchaser, and all general liability claims arising out of or relating to occurrences of any nature relating to the Assets, the Real Estate or the Business after the Closing;

          (c) Any obligation or liability with respect to the Employees arising out of or relating to occurrences of any nature after the Closing;

          (d) Any tax filing or return or payment made, or position taken, by Purchaser, after Closing, which any governmental authority challenges and which results in an assertion of Damages against Seller, or

          (e) The failure of Purchaser to pay, perform and discharge any of the Assumed Obligations.

8.3 Conditions of Indemnification. The respective obligations and liabilities of Seller and Purchaser (the "indemnifying party") to the other (the "party to be indemnified") under Sections 8.1 and 8.2, respectively, hereof with respect to claims resulting from the assertion of liability by third parties shall be subject to the following terms and conditions:

          (a) Within 20 days (or such earlier time as might be required to avoid prejudicing the indemnifying party's position) after receipt of notice of commencement of any action evidenced by service of process or other legal pleading, or with reasonable promptness after the assertion in writing of any claim by a third party, the party to be indemnified shall give the indemnifying party written notice thereof together with a copy of such claim, process or other legal pleading, and the indemnifying party shall have the right to undertake the defense thereof by representatives of its own choosing and at its own expense; provided. however, that the party to be indemnified may participate in the defense with counsel of its own choice and at its own expense.

          (b) In the event that the indemnifying party, by the 30 day after receipt of notice of any such claim (or, if earlier, by the 10th day preceding the day on which an answer or other pleading must be served in order to prevent judgment by default in favor of the person asserting such claim), does not elect to defend against such claim, the party to be indemnified will (upon further notice to the indemnifying party) have the right to undertake the defense, compromise or settlement of such claim on behalf of and for the account and risk of the indemnifying party and at the indemnifying party's expense, subject to the right of the indemnifying party to assume the defense of such claims at any time prior to settlement, compromise or final determination thereof.

         (c) Anything in this Section 8.3 to the contrary notwithstanding, the indemnifying party shall not settle any claim without the consent of the party to be indemnified unless such settlement involves only the payment of money and the claimant provides to the party to be indemnified a release from all liability in respect of such claim. If the settlement of the claim involves more than the payment of money, the indemnifying party shall not settle the claim without the prior consent of the party to be indemnified.

         (d) The party to be indemnified and the indemnifying party will each cooperate with all reasonable requests of the other.

8.4 Indemnification Limitation. To the extent that a party seeks indemnification for Damages under this Article 8 following the Closing, the indemnified party's remedy will at all times be limited to the Purchase
     Price. The indemnification provided for in this Article 8 will not apply unless and until the aggregate amount of Damages for which the indemnified party seeks indemnification exceeds (pound)50,000 in the aggregate, in which event the indemnification provided for will include all Damages exceeding the above mentioned amount of (pound)50,000 up to the Purchase Price. The parties seeking indemnification pursuant to this Article 8 shall only be entitled to be reimbursed for the actual indemnified expenditures or Damages incurred by them for the above described losses.

                              Article 9 Termination

Either party may terminate this Agreement by written notice to the other party if Closing has not occurred by October 1, 1999.

                            Article 10 Miscellaneous

10.1 Amendment. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by the party against which enforcement of the amendment, modification or supplement is sought.

10.2 Assignment and Denial of Third Party Rights. Except as otherwise provided in this Section 10.2, neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof nor any of the documents executed in connection herewith may be assigned or delegated by any party without the written consent of the other parties. Any attempted assignment or delegation of such rights in violation of this Section 10.2 will be null and void and of no force and effect. Nothing contained herein, express or implied, is intended to confer upon any person or entity (including minority shareholders or stockholders of the parties hereto) other than the parties indemnified under Article 8 and parties hereto and their successors in interest and permitted assignees any rights or remedies under or by reason of this Agreement unless so stated herein to the contrary.

10.3 Notice. Any notice or communication must be in writing and given by depositing the same in the mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, or by delivering the same in person. Such notice shall be deemed received on the date on which it is hand-delivered or on the third business day following the date on which it is so mailed. For purposes of notice, the addresses of the parties shall be:

If to Seller:              Junghans UK Ltd.
                           24 Alston Drive, Bradwell Abbey
                           Milton Keynes, Buckinghamshire
                           MK139HA
                           Attn.:   Alan Stone-Wigg
                           Telephone:       0044 1908 220311
                           Facsimile:       0044 1908 220411

with a copy to:            Junghans Uhren GmbH
                           Geiahaldenstraae 49
                           78713 Schramberg
                           Attn.:   Hans-Juergen Bublath
                           Telephone:       0049 7422 18200
                           Facsimile:       0049 7422 18666

If to Purchaser:           Fossil (UK) Ltd.
                           14 Buttermere Drive,
                           Basingstoke, Hampshire, RG22 5LD
                           Attn.:   Franz Scheurl
                           Telephone:       001 972 2342525
                           Facsimile:       001 972 6996971

                                                                         Page 20
with a copy to:            Fossil
                           2280 N. Greenville Ave.
                           Richardson, Texas
                           Attn. T.R. Tunnell
                           Telephone: 972-699-2139
                           Facsimile: 972-498-9639

         Any party may change its address for notice by written notice given to the other parties.

10.4 Confidentiality. The parties shall keep this Agreement and its terms confidential, but any party may make such disclosures after the Closing as it reasonably considers are required by law, but each party will notify the other party in advance of any such disclosure. In the event that the transactions contemplated by this Agreement are not consummated for any reason, the parties agree not to disclose or use any confidential information they may have concerning the affairs of the other parties, except for information which is required by law to be disclosed. Confidential information includes, but is not limited to: customer lists and files, prices and costs, business and financial records, surveys, reports, plans, proposals, financial information, information relating to personnel contracts, stock ownership, liabilities and litigation. Should the transactions contemplated hereby not be consummated, nothing contained in this Section 10.4 shall be construed to prohibit the parties from operating a business in competition with each other, provided that such party does not use the confidential information of the other party to operate such business. After the Closing Date, neither party hereto shall use in any way or disclose any of such confidential information, directly or indirectly, except as required by law or court order. After the Closing, all files, records, documents, information, data and similar items relating to the Business shall remain the exclusive property of Purchaser. The provisions of this Section 10.4 shall supplement, and shall not supersede, any existing confidentiality agreement between the parties, including, but not limited to, that certain Non-Disclosure Agreement, dated July 9, 1999 between Junghans UK Limited and Fossil, Inc.

10.5 Entire Agreement. Except as set forth in Section 10.4 above, this Agreement and the schedules hereto supersede all prior agreements and understandings relating to the subject matter hereof, except that the obligations of any party under any agreement executed pursuant to this Agreement shall not be affected by this Section 10.5.

10.6  Costs,   Expenses  and  LegaI  Fees.   Whether  or  not  the  transactions
      contemplated hereby are consummated, each party shall bear its own costs and expenses (including attorneys fees) of preparation, negotiation and consummation of this Agreement and the transactions contemplated hereby.

10.7 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provisions or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement, a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

10.8 Specific Performance. The parties acknowledge that a refusal by either party to consummate the transactions contemplated hereby, or a breach by either party of the provisions of this Agreement, will cause irrevocable harm to the other party, for which there may be no adequate remedy at law and for which the ascertainment of damages would be difficult. Therefore, such party shall be entitled, in addition to, and without having to prove the inadequacy of, other remedies at law, to specific performance of this Agreement, as well as injunctive relief (without being required to post bond or other security).

10.9 Survival of Representations. Warranties and Covenants. Notwithstanding any investigation by any party, the representations, warranties, covenants and other agreements contained herein shall survive the Closing for a period (such period being referred to as the "Survival Period") ending on the expiration of twelve (12) calendar months following the month in which the Closing shall occur, and all statements contained in any certificate, exhibit or other instrument delivered by or on behalf of Seller or Purchaser pursuant to this Agreement shall be deemed to have been representations and warranties by Seller or Purchaser, as the case may be, and shall survive the Closing and any investigation made by any party or on its behalf for a period expiring upon completion of the Survival Period; provided, however, that all such representations and warranties shall survive indefinitely for all claims which are asserted on or before the expiration of the Survival Period.

10.10 Governing Law. This Agreement and the rights and obligations of the parties shall be governed, construed and enforced in accordance with the laws of the United Kingdom.

10.11 Captions. The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

10.12 Counterparts: Facsimile Execution. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. A telecopy or facsimile transmission of a signed counterpart of this Agreement shall be sufficient to bind the party or parties whose signature(s) appear(s) thereon.

10.13 Taxes. Each party shall be responsible for all sales, use, transfer or other taxes applicable to such party resulting from the transactions contemplated hereby.

10.14 Public Announcements. Seller and Purchaser shall cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement or any of the transactions contemplated hereby and shall not issue any public announcement or statement with respect thereto prior to consultation with the other party. The parties agree that the initial press release or releases to be issued in connection with the execution of this Agreement shall be mutually agreed upon prior to the issuance thereof.

10.15 Arbitration. The parties will submit any and all disputed issues to final and binding arbitration. A disputed issue means any disagreement in regard to any of the terms and conditions of this Agreement. Any such dispute will not be subject to appeal to any court except to permit a party to seek court enforcement of any arbitration award rendered hereunder.
      Arbitration will be held in London in accordance with the Rules of Conciliation and Arbitration of the Intentional Chamber of Commerce by one or more arbitrators in accordance with said Rules. The language of arbitration shall be English. Any award shall be enforceable in any court of competent jurisdiction having cognizance over the persons or property of the parties. The arbitrator(s) shall decide and award and decide costs of the proceedings.

IN WITNESS WHEREOF, the undersigned parties have hereunto duly executed this Agreement as of the date first written above.


PURCHASER:                                  SELLER:


FOSSIL UK LTD.                              JUNGHANS UK LTD.



By: /s/ Franz Scheurl                       By: /s/ Hans-J Bublath
    -----------------------------               --------------------------------

                          Asset Purchase Schedules List
                                   Junghans UK


1.1      Assets

         a)       Junghans UK Limited
         b)       Diehl Controls Limited
         c)       Prepayments
         d)       Inventory
         e)       Accounts Receivable


1.2      Assumption of Liabilities

         1.2.1    Warranties, Trade Liabilities

         1.2.2    Contracts


1.4      Purchase Price


1.5      Employees List


1.6      Lease Agreement (to be assigned Diehl UK)


3.4(d)   Encumbered Assets


3.15     List of Sellers Customers and Suppliers


3.16     List of Sellers Standard Prices and Discounts by Customer


3.19(b) List of Seller's Trade Secrets including Customers List! Computer Systems & Programs


3.20     Terms & Conditions of Employer/Employees